Exhibit 10.7(a)
AMENDMENT NO. 1
TO RETENTION AGREEMENT
     THIS AMENDMENT NO. 1 (the “Amendment”) made as of the 17th day of December, 2008 to the Retention Agreement dated as of the 12th of June 2007 is entered into between Michael Baker Corporation (the “Company”) and John D. Whiteford (the “Employee”) who is employed by the Energy Division of Michael Baker Corporation (“Energy”).
     WHEREAS, the Company has determined that it is in the best interest of the Company to assure the continued dedication of the Employee, notwithstanding the passage of time since the original Retention Agreement (the “Agreement”) was signed and the ongoing possibility or occurrence of the events described in that Agreement; and
     WHEREAS, in furtherance of that purpose and the Employee’s full attention and dedication, the Company desires to amend the terms of the Agreement as set forth in this Amendment.
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
ORIGINAL RETENTION AGREEMENT. All terms and conditions of the original Retention Agreement, except as specifically modified by this Amendment, shall remain in full force and effect, and all terms defined therein shall have the same meaning when used in this Amendment. The following revisions to the original Retention Agreement shall become effective upon execution of this Amendment. Section numbers and references in this Amendment correspond to the Sections of the original Retention Agreement being modified hereby.
1. Term. In item (d) of the second sentence of this Section of the Agreement, delete December 31, 2008 and substitute June 30, 2009.
2. Payment Benefits.
     (a) Retention Payment Benefits. The Employee acknowledges receipt of the Retention Payment Benefit provided for in the Agreement and paid on December 12, 2007, the six month anniversary of the Effective Date of the Agreement.
     (b) Incentive Payment Benefit. The Incentive Payment Benefit of the Employee set forth in Attachment I to the Agreement shall be increased by the amount previously paid out as the Retention Payment Benefit. The Adjusted Incentive Payment Benefit of the Employee shall now be $445,500 (the “Adjusted Incentive Payment Benefit”). The Adjusted Incentive Payment Benefit, less the Advance Payment paid pursuant to Section 4(c) of this Amendment, shall be paid as provided in the Agreement.

     (c) Advance Payment. Upon the Employee’s (i) continuous employment with the Company through March 15, 2009, or, if earlier, the Employee’s separation from service by the Company other than for Cause, and (ii) satisfaction of the Participation Criteria and Company Criteria set forth in the Plan as relates to the Advance Payment Date, the Employee shall be entitled to an Advance Payment Benefit of $111,375 on March 13, 2009, representing 25 percent of the Adjusted Incentive Payment Benefit. Applicable insurance contributions, payroll withholding and taxes shall be deducted from any payment.
Notwithstanding anything to the contrary herein, the Employee shall not have a vested or legally binding right to payment of compensation or benefits hereunder prior to the applicable Advance Payment Date.
     (d) In consideration of the increase in the Incentive Payment Benefit and the agreement to make an Advance Payment of 25 percent of the Adjusted Incentive Payment Benefit as described in Section 4(c), the Employee hereby agrees that through June 30, 2009 he will not (i) directly compete with the business of the Company, (2) engage in any business in direct competition with the Company, or (3) solicit or encourage others to so compete. The obligation of the Employee set forth in this Section 4(d) shall survive the termination for cause or resignation of Employee’s employment with the Company prior to June 30, 2009, but shall terminate upon the occurrence of a Triggering Event.
     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its officer thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.

EMPLOYEE	MICHAEL BAKER CORPORATION

/s/ John D. Whiteford	By:	Bradley L. Mallory

John D. Whiteford		Title:	President and CEO